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                                                                    EXHIBIT 23.2


The Board of Directors
Paper Warehouse, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the reoffer prospectus.

                                    KPMG LLP

                                    /s/ KPMG LLP

Minneapolis, Minnesota
August 9, 2000